SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): January 29, 2002


                        MUNICIPAL MORTGAGE & EQUITY, LLC
                        --------------------------------
             (Exact Name of Registrant as Specified in its Charter)



             Delaware            001-11981             52-1449733
(State or Other Jurisdiction    (Commission          (IRS Employer
        of Incorporation)       File Number)       Identification No.)



         218 North Charles Street, Suite 500, Baltimore, Maryland 21201
         --------------------------------------------------------------
               (Address of Principal Executive Office) (Zip Code)


       Registrant's telephone number, including area code: (443) 263-2900




                                       N/A
          ------------------------------------------------------------
         (Former Name and Former Address, if Changed Since Last Report)

Item 5. Other Events.
        -------------

     On January 29, 2002, Municipal Mortgage & Equity, LLC ("Registrant") announced the final redemption of all four classes of its preferred securities and Term Growth Shares as a consequence of events requiring redemption as described in the Registrant's Amended and Restated Operating Agreement. Reference is made to the press release, dated January 29, 2002, for further information regarding the redemption.




Item 7. Financial Statements and Exhibits.
        ----------------------------------


        (a)      Exhibits


Exhibit No.      Exhibit
-----------      -------

20.1 Press release, dated January 29, 2002, announcing the final redemption of all four classes of preferred securities and Term Growth shares

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         MUNICIPAL MORTGAGE & EQUITY, LLC




                                         By: /s/ Michael L. Falcone
                                         --------------------------
                                         Michael L. Falcone
                                         President and Chief Operating Officer




Date:  January 29, 2002

Exhibit  20.1


PRESS RELEASE                                       Contact: Angela Richardson
FOR IMMEDIATE RELEASE                                        Investor Relations
                                                             (888) 788-3868

--------------------------------------------------------------------------------
             MuniMae Announces Final Redemption of All Four Classes
                 of Preferred Securities and Term Growth Shares


BALTIMORE, MD, January 29, 2002 -- Municipal Mortgage & Equity, LLC (NYSE: MMA) announced today that all four classes of its preferred securities (Series I Preferred Shares, Series I Capital Distribution Preferred Shares, Series II Preferred Shares, and Series II Capital Distribution Preferred Shares) will be fully redeemed as a consequence of mandatory triggering events described in the Company's Amended and Restated Operating Agreement. The events requiring this final redemption include a combination of par value appraisals, sales of certain assets, and in one case, redemption of a bond by its issuer.

MuniMae Chairman and CEO, Mark K. Joseph, commented, "This final redemption, as mandated by our Operating Agreement, greatly simplifies the Company's balance sheet and reduces administrative expenses. Although the remaining preferred securities represent less than 2% of MuniMae's total capitalization, we appreciate the loyalty of these original shareholders. With this redemption the Company fulfills its remaining obligations to those shareholders that elected to receive preferred shares in the 1996 merger that created MuniMae. The Company is pleased to pay out the holders of the preferred securities according to their terms. At the same time, we benefit our Common Shareholders by simplifying our capital structure."

The Company is currently calculating the final cash distributions to holders of the preferred securities in accordance with the terms of its Operating Agreement. MuniMae expects these distributions to be made in February.

Redemption of the preferred securities also triggers the simultaneous redemption of the Company's Term Growth Shares, which are currently entitled to a fixed percentage of the Company's cash distributions after preferred dividends.

MuniMae and its subsidiaries originate, service and asset manage investments in multifamily debt and equity for its own account and on behalf of others. At year-end 2001, assets under management were in excess of $2.8 billion secured by 784 properties and 80,982 units in 48 states and the U.S. Virgin Islands. For its proprietary accounts, MuniMae primarily holds tax-exempt multifamily housing bonds. This on-balance sheet portfolio of tax-exempt bonds is secured by 117 properties containing 28,316 units in 22 states. Of these bonds, approximately forty percent provide for MuniMae to participate in the appreciation of the underlying apartments.

MuniMae is organized as a limited liability company. This structure allows MuniMae to combine the limited liability, governance and management characteristics of a corporation with the pass-through income features of a partnership. As a result, the tax-exempt income MuniMae derives from certain investments remains tax-exempt when it passes through to shareholders. Distributions to shareholders are declared quarterly and paid in February, May, August and November.

This press release contains statements which are forward looking in nature and reflect management's current views with respect to future events and financial performance. These statements are subject to many uncertainties and risks and should not be considered guarantees of future performance. Actual results may vary materially from projected results based on a number of factors, including the actual performance of the properties pledged as collateral for the portfolio, general conditions in the local real estate markets in which the properties are located and prevailing interest rates.



          MUNIMAE: TAX-EXEMPT DIVIDENDS AND GROWTH THROUGH REAL ESTATE
                             www.munimaemidland.com